                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   SAIC LOGO
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 10, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), will be held in the Grand Ballroom of the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, San Diego, California, on Friday, July 10, 1998, at 10:00 A.M. (local time), for the following purposes:

     1. To elect seven Class II Directors, each for a term of three years.

     2. To approve the 1998 Stock Option Plan.

     3. To approve the 1998 Employee Stock Purchase Plan.

     4. To approve the appointment of Price Waterhouse LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

     Only stockholders of record at the close of business on May 11, 1998, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Corporate Secretary of the Company at 10010 Campus Point Drive, San Diego, California, for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors

                                          /s/ J. DENNIS HEIPT
                                          J. Dennis Heipt
                                          Corporate Secretary

San Diego, California
June 10, 1998

                             YOUR VOTE IS IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS.

                                   SAIC LOGO

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 10, 1998
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Grand Ballroom of the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, San Diego, California, on Friday, July 10, 1998, at 10:00 A.M. (local time), and at any and all adjournments, postponements or continuations thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of seven Class II Directors, each for a term of three years, (ii) the approval of the 1998 Stock Option Plan, (iii) the approval of the 1998 Employee Stock Purchase Plan and
(iv) the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for its fiscal year ending January 31, 1999.

     This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders of the Company on or about June 10, 1998.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only stockholders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $.05 per share (the "Class B Common Stock"), as of the close of business on May 11, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 54,679,628 shares of Class A Common Stock and 310,311 shares of Class B Common Stock outstanding. The Company has no other class of capital stock outstanding.

     The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock." The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than the election of directors), abstentions will only be counted as present for purposes of determining the presence of a quorum but will not be voted.

     Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to five votes per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting, except that in the election of Directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for
Directors: (i) each share of Class A Common Stock is entitled to as many votes as there are Directors to be elected, (ii) each share of Class B Common Stock is entitled to five times as many votes as there are Directors to be elected and
(iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting.

     On the Record Date, Vanguard Fiduciary Trust Company (the "Trustee"), as trustee of the Employee Stock Retirement Plan ("ESRP"), Cash or Deferred Arrangement ("CODA") and Profit Sharing Retirement Plan ("Profit Sharing Plan") of the Company, the Bell Communications Research Savings and Security Plan and the Bell Communications Savings Plan for Salaried Employees (collectively, the "Bellcore Savings Plans") of Bell Communications Research, Inc., a wholly-owned subsidiary of the Company, and the TransCore Retirement Savings Plan ("TransCore Retirement Plan") of Syntonic Technology, Inc. doing business as TransCore, a wholly-owned subsidiary of the Company, (collectively, the "Retirement Plans") held 26,983,415 shares of Class A Common Stock and 29,420 shares of Class B Common Stock. Each participant in the Retirement Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interests in all allocated shares of Common Stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan by plan basis, as the allocated shares for which voting instructions have been received. The Trustee's duties with respect to voting the Common Stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). These fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee's best judgment, how to vote the shares.

     On the Record Date, Wachovia Bank, N.A. ("Wachovia"), as trustee of the Company's Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the "Stock Plans") held 989,077 shares of Class A Common Stock. Under the terms of the Stock Plans, Wachovia has the power to vote the shares of Class A Common Stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares of Class A Common Stock in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted: (i) FOR the election of each nominee of the Board of Directors as a Class II Director, (ii) FOR the approval of the 1998 Stock Option Plan, (iii) FOR the approval of the 1998 Employee Stock Purchase Plan and (iv) FOR the approval of Price Waterhouse LLP as the Company's independent accountants for its fiscal year ending January 31, 1999. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration at an Annual Meeting, see "Stockholder Proposals for the 1999 Annual Meeting."

     Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company, 10260 Campus Point Drive, San Diego, California 92121, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation of proxies is made by the Company and the cost thereof will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee for forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited by officers, Directors and employees of the Company in person, by telephone or by telegram. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a "classified" Board of Directors consisting of three classes which shall be as equal in number as possible. The number of authorized Directors is currently fixed at 21 Directors, with seven Directors in each of Class I, Class II and Class III.

     At the Annual Meeting, seven Class II Directors are to be elected to serve three-year terms ending in 2001 or until their successors are elected and qualified or their earlier retirement, death, resignation or removal. Currently, B.R. Inman, W.M. Layson, E.A. Straker, M.E. Trout, J.H. Warner, Jr., J.B. Weisler and A.T. Young serve as Class II Directors. All such Class II Directors will be standing for reelection with the exception of W.M. Layson, who will be retiring from the Board in July 1998. D.W. Dorman has been nominated to fill the vacancy created by W.M. Layson's retirement. Pursuant to the Company's retirement policy for its Board of Directors, Mr. Wiesler will be standing for reelection as a Class II Director to serve a term ending on his 72nd birthday. Upon Mr. Weisler's retirement from the Board, the Board of Directors may fill the vacancy created by Mr. Wiesler's retirement or, pursuant to Section 3.02 of the Company's Bylaws, fix the authorized number of Directors at a lower number. The seven nominees who receive the most votes will be elected as Class II Directors. It is intended that, unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the seven nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve. Alternatively, the Board of Directors may elect, pursuant to Section 3.02 of the Company's Bylaws, to fix the authorized number of Directors at a lower number so as to give the Nominating Committee of the Board of Directors additional time to evaluate candidates.

     Set forth below is a brief biography of each nominee for election as a Class II Director and of all other members of the Board of Directors who will continue in office:

                            NOMINEES FOR ELECTION AS
                               CLASS II DIRECTORS

                                TERM ENDING 2001

D.W. DORMAN, age 44
Nominee for Director

     Mr. Dorman has been the President and Chief Executive Officer of PointCast Incorporated ("PointCast") since November 1997 and Chairman of the Board of PointCast since February 1998. Previously, Mr. Dorman was the Executive Vice President of SBC Communications, Inc., a diversified telecommunications company, from August 1997 to November 1997, and the President and Chief Executive Officer of Pacific Bell Corporation ("Pacific Bell") since July 1994 and Chairman of the Board of Pacific Bell since March 1996. Prior thereto, he was associated with Sprint Corporation for 13 years, during which time he held several management positions, most recently as President of Sprint Business Services from 1993 to 1994. Mr. Dorman is also a member of the Board of Directors of 3Com Corporation and Scientific Atlantic Corporation.

B.R. INMAN, age 67                                           Director since 1982
Director

     Admiral Inman, USN (Ret.) joined the Company in 1990 as a part-time employee and, in that capacity, advises the Company on a wide variety of strategic planning issues. Admiral Inman was the Chairman of the Board, President and Chief Executive Officer of Westmark Systems, Inc., an electronics industry holding company, from 1986 through 1989. From 1983 to 1986, Admiral Inman served as Chairman, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Admiral Inman retired from the United States Navy in 1982. During his career as a United States Naval Officer, Admiral Inman served in a number of high-level positions in the U.S. Government, including Director of the National Security Agency and Deputy Director of Central Intelligence. Admiral Inman is also a member of the Board of Directors of Fluor Corporation, SBC Communications, Inc., Temple-Inland, Inc. and Xerox Corporation.

     E.A. STRAKER, age 60                                    Director since 1992
     Executive Vice President and Director

     Dr. Straker joined the Company in 1971 and has served in various capacities since that time. He was elected as an Executive Vice President in 1994.

     M.E. TROUT, age 67                                      Director since 1995
     Director

     Dr. Trout served as the interim Chief Executive Officer of Cytran, Inc., a bio-technology company, from April 1996 to July 1996. Prior thereto, Dr. Trout was associated with American Healthcare Systems, Inc. from 1986 until his retirement in 1995. Prior to his retirement, Dr. Trout served as Chairman, President and Chief Executive Officer and is currently serving as Chairman Emeritus of American Healthcare Systems, Inc. He is also a member of the Board of Directors of Baxter International, West Co. and the UCSD Foundation and the Chairman of the Board of Cytyc, Inc.

     J.H. WARNER, JR., age 57                                Director since 1988
     Corporate Executive Vice President and Director

     Dr. Warner joined the Company in 1973 and has served in various capacities since that time. He was elected as a Corporate Executive Vice President in 1996.

     J.B. WIESLER, age 70                                    Director since 1989
     Director

     Mr. Wiesler was associated with the Bank of America National Trust and Savings Association from 1949 until his retirement in 1987. Prior to his retirement, Mr. Wiesler served in a number of executive capacities with Bank of America National Trust and Savings Association, including Vice Chairman, Head of Retail Banking and Executive Vice President, Head of North American Division.

     A.T. YOUNG, age 60                                      Director since 1995
     Director

     Mr. Young served as an Executive Vice President of Lockheed Martin Corp. from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the Board of Directors of the Dial Corporation, the B.F. Goodrich Company and Potomac Electric Power Company.

                              CLASS III DIRECTORS

                                TERM ENDING 1999

     J.R. BEYSTER, age 73                                    Director since 1969
     Chairman of the Board and Chief Executive Officer

     Dr. Beyster founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer since that time. Dr. Beyster also served as President of the Company until 1988. Dr. Beyster is also a member of the Board of Directors of Network Solutions, Inc.

     W.A. DOWNING, age 58                                    Director since 1996
     Director

     General Downing, USA (Ret.) joined the Company as a part-time employee in March 1996. General Downing retired from the United States Army in 1996. Prior to his retirement, General Downing served as the Commander in Chief of U.S. Special Operations Command. General Downing has also served as the

Commanding General of U.S. Army Special Operations Command and Commanding General of Joint Special Operations Command. General Downing is also a member of the Board of Directors of NOVAVAX.

     A.K. JONES, age 56                           Director since January 1998(1)
     Director

     Dr. Jones has been a professor at the University of Virginia since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director Defense Research and Engineering in the U.S. Department of Defense.

     J.W. MCRARY, age 58                                  Director since 1972(2)
     Director

     Dr. McRary is the Chairman of the Board, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation, a corporation involved in research and development of advanced computer architecture, software technology, component packaging and computer-aided design and manufacturing. Dr. McRary was an employee of the Company from 1971 to 1994 and served in various capacities, including serving as a Vice Chairman of the Board from 1988 to 1994.

     S.D. ROCKWOOD, age 55                                   Director since 1996
     Executive Vice President and Director

     Dr. Rockwood joined the Company in 1986 and has served in various capacities since that time. He was elected as an Executive Vice President in April 1997.

     R.C. SMITH, age 56                                Director since April 1998
     Director

     R.C. Smith has served as the Chief Executive Officer and a member of the Board of Directors of Bell Communications Research, Inc., a wholly-owned subsidiary of the Company ("Bellcore"), since January 1998 and a Director of the Company since April 1998. Prior to joining Bellcore, Mr. Smith was the Senior Vice President-Quality Development and Public Relations for Sprint Corporation from 1991 to January 1998.

     J.P. WALKUSH, age 46                                    Director since 1996
     Sector Vice President and Director

     Mr. Walkush joined the Company in 1976 and has served in various capacities since that time. He was elected as a Sector Vice President in 1994.

                               CLASS I DIRECTORS

                                TERM ENDING 2000

     D.P. ANDREWS, age 53                                    Director since 1996
     Corporate Executive Vice President and Director

     Mr. Andrews joined the Company in 1993 and has served as Corporate Executive Vice President since January 1998 and a Director since October 1996. Prior thereto, Mr. Andrews served as Executive Vice President for Corporate Development from 1995 to 1998, Senior Vice President for Corporate Development from 1994 to 1995 and as a Senior Vice President from 1993 to 1994. Prior to joining the Company, Mr. Andrews served as Assistant Secretary of Defense from 1989 to 1993.

     V.N. COOK, age 63                                       Director since 1990
     Director

     Mr. Cook joined the Company in 1991 and served as a Vice Chairman of the Board from 1992 to 1994. Mr. Cook was associated with IBM for 26 years until his retirement in 1989. Mr. Cook held several executive

---------------

1Dr. Jones also served as a Director from June 1987 to May 1993.

2Dr. McRary did not serve as a Director in 1973.

positions at IBM, including Vice President of IBM's Asia Pacific Corporation and President of IBM Federal System Division. He is also a member of the Board of Directors of KFX, Inc. and the Chairman of Visions International, Inc., an industry consulting firm.

     W.H. DEMISCH, age 53                                    Director since 1990
     Director

     Mr. Demisch has been a Managing Director of BT Alex. Brown since 1993. From 1988 to 1993, he was Managing Director of UBS Securities, Inc.

     J.E. GLANCY, age 52                                     Director since 1994
     Corporate Executive Vice President and Director

     Dr. Glancy joined the Company in 1976 and has served in various capacities since that time. He was elected as a Corporate Executive Vice President in 1994. Dr. Glancy is also a member of the Board of Directors of Network Solutions, Inc.

     H.M.J. KRAEMER, JR., age 43                             Director since 1997
     Director

     Mr. Kraemer has served as the President of Baxter International, Inc. ("Baxter"), a health-care products, systems and services company, since April 1997. Prior thereto, Mr. Kraemer served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997 and as the Vice President of Finance and Operations of Baxter from 1990 to 1993. Mr. Kraemer is also a member of the Board of Directors of Comdisco, Inc. and MedPartners, Inc.

     C.B. MALONE, age 62                                     Director since 1993
     Director

     Ms. Malone has served as the President of Financial & Management Consulting, Inc., a consulting company, since 1982. Ms. Malone is also a member of the Board of Directors of Dell Computer Corporation, Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lafarge Corporation, Lowe's Companies, Mallinckrodt Group and Union Pacific Resources Corporation.

     J.A. WELCH, age 67                                      Director since 1984
     Director

     Dr. Welch joined the Company in July 1990 and is currently a part-time employee involved in a number of scientific endeavors and strategic planning issues. Dr. Welch also serves as President of Jasper Welch Associates, a consulting firm which he founded in 1983. Prior thereto, Dr. Welch was a Major General in the United States Air Force, from which he retired in 1983 after serving for 31 years. Dr. Welch is also a member of the Board of Directors of Millitech Corp.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the year ended January 31, 1998 ("Fiscal 1998"), the Board of Directors held four meetings. Average attendance at such meetings of the Board of Directors was 98%. During Fiscal 1998, all Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for C.K. Davis and E.A. Frieman.

     The Board of Directors has various standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Operating Committee.

  Audit Committee

     The Audit Committee is primarily concerned with the Company's financial condition and its responsibilities include: (i) reviewing and evaluating the work and performance of the Company's internal auditors and its independent accountants and making recommendations to the Board of Directors regarding the selection of the Company's independent accountants; (ii) conferring with the Company's independent accountants and its internal auditors and financial and accounting officers to evaluate the Company's internal accounting methods and procedures and the recommended changes therein; (iii) reviewing circumstances which may have a major impact on the Company's financial controls and future profitability and (iv) overseeing the activities of the Company's Employee Ethics and Risk Committees. The Audit Committee held four meetings during Fiscal

1998. The current members of the Audit Committee are C.B. Malone (Chairperson), J.R. Beyster (ex-officio), A.K. Jones, H.M.J. Kraemer, Jr., and J.B. Wiesler.

  Compensation Committee

     The Compensation Committee is responsible for approving the salaries of the Chief Executive Officer and the four other most highly compensated executive officers of the Company and recommending to the Bonus Compensation Committee of the Board of Directors the amount of awards to be made to the Chief Executive Officer and the four other most highly compensated executive officers under the Company's Bonus Compensation Plan. The Compensation Committee is also responsible for issuing reports required by the Securities and Exchange Commission regarding the Company's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee held one meeting during Fiscal 1998. The Compensation Committee consists of all Directors who are not also employees of the Company. The current members of the Compensation Committee are J.B. Wiesler (Chairman), W.H. Demisch, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, J.W. McRary, M.E. Trout and A.T. Young.

  Executive Committee

     The Executive Committee's charter provides that, to the extent permitted by Delaware law, it shall have and may exercise all powers and authorities of the Board of Directors with respect to the following: (i) taking action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the Board of Directors and (ii) overseeing and assisting in the formulation and implementation of human resource management, scientific research policies and financial matters. The Executive Committee held four meetings during Fiscal 1998. The current members of the Executive Committee are B.R. Inman (Chairman), D.P. Andrews, J.R. Beyster, J.E. Glancy, M.E. Trout and J.H. Warner, Jr.

  Nominating Committee

     The Nominating Committee's responsibilities include: (i) establishing a procedure for identifying nominees for election as Directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. The Nominating Committee held three meetings during Fiscal 1998. The current members of the Nominating Committee are J.R. Beyster (Chairman), B.R. Inman, H.M.J. Kraemer, Jr., J.W. McRary, M.E. Trout, J.A. Welch and A.T. Young.

     Any stockholder may nominate a person for election as a Director of the Company by complying with the procedure set forth in the Company's Bylaws. Pursuant to Section 3.03 of the Company's Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Corporate Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Corporate Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company's Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

  Operating Committee

     The Operating Committee has the authority to (i) approve offers by the Company to sell shares of Class A Common Stock; (ii) approve contracts to be entered into by the Company for the purchase or lease of goods, services and facilities; (iii) approve the amendment of the Company's employee benefit and incentive compensation plans, the Company's contributions to any such plan and the participation by the Company's subsidiaries in any such plan; (iv) approve the retainer and meeting fees to be paid to outside Board members; (v) authorize the filing of registration statements, reports and other documents with the Securities and Exchange Commission and state securities commissions; (vi) call the annual meeting of stockholders, fix the purposes, place, time, date and record date for such meeting and approve the proxy materials to be used in connection therewith; (vii) review preliminary agendas for meetings of the Board of Directors; (viii) adopt supplemental resolutions which modify or amend resolutions theretofore adopted by the Board of Directors which, in the opinion of the Company's counsel, do not materially change the purpose and intent of the underlying resolutions and (ix) authorize the merger between the Company and one or more of its subsidiaries. The Operating Committee held four meetings during Fiscal 1998. The current members of the Operating Committee are J.R. Beyster (Chairman), D.P. Andrews, J.E. Glancy, S.D. Rockwood, E.A. Straker, J.P. Walkush and J.H. Warner, Jr.

  Directors' Compensation

     Except as otherwise described below, all Directors, other than those who are employees of the Company, are paid an annual retainer of $25,000 and receive $1,000 for each day on which they attend meetings of the Board of Directors or of the committees on which they serve; provided, however, if a committee meeting is held on the same day as a Board of Directors or other committee meeting, the fee for each additional meeting is $500. Because W.A. Downing is not a full-time employee of the Company, he is paid the annual retainer and meeting fees in addition to his compensation as an employee. Directors are also reimbursed for expenses incurred while attending meetings or otherwise performing services for the Company. Directors are eligible to receive bonuses under the Company's 1984 Bonus Compensation Plan, pursuant to which, for services rendered as a Director during Fiscal 1998, M.E. Trout and J.B. Wiesler each received $70,000 in cash and C.B. Malone received $20,000 in cash. Directors are also eligible to receive stock options under the Company's 1995 Stock Option Plan (and the 1998 Stock Option Plan, if approved by the shareholders) pursuant to which, for services rendered as a Director during Fiscal 1998, H.M.J. Kraemer, Jr. received options to purchase 5,000 shares of Class A Common Stock at $30.01 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant, A.K. Jones received options to purchase 11,000 shares of Class A Common Stock at $34.78 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant, V.N. Cook, W.H. Demisch, W.A. Downing, A.K. Jones, H.M.J. Kraemer, Jr., J.W. McRary and J.A. Welch each received options to purchase 3,500 shares of Class A Common Stock at $39.13 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant and B.R. Inman, C.B. Malone and A.T. Young each received options to purchase 5,000 shares of Class A Common Stock at $39.13 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

     The Company has also entered into agreements with certain Directors whereby such Directors perform consulting and other services for the Company. In Fiscal 1998, C.B. Malone received $49,992 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $4,166 per month. The amount paid to Ms. Malone under such consulting arrangement was in lieu of the annual retainer and meeting fees. In Fiscal 1998, M.E. Trout received $60,000 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $5,000 per month. The amount paid to Dr. Trout under such consulting agreement was in lieu of the annual retainer and meeting fees.

     See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for information with respect to transactions between the Company and certain entities in which certain Directors of the Company may be deemed to have an interest.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table (the "Summary Compensation Table") sets forth information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 31, 1998, 1997 and 1996, of those persons who were, at January 31, 1998 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). The Summary Compensation Table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year whether or not paid in such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                              ANNUAL                      COMPENSATION AWARDS
                                           COMPENSATION                -------------------------
         NAME AND           FISCAL   -------------------------         RESTRICTED       OPTIONS         ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY           BONUS            STOCK(1)        (SHARES)       COMPENSATION
    ------------------      ------   --------         --------         ----------       --------       ------------
J.R. Beyster..............   1998    $509,615         $600,000          $300,010(2)           0          $ 14,867(3)
  Chairman of the Board
    and                      1997    $396,635         $450,000          $      0         50,000          $ 13,209(3)
  Chief Executive Officer    1996    $375,404         $300,000          $      0              0          $ 14,049(3)
W.A. Owens(4).............   1998    $385,000(5)      $400,026(5)       $      0         30,000          $ 12,742(3)
                             1997    $316,346(5)(6)   $400,000(5)(7)    $ 69,996(8)      65,000          $349,999(9)
                             1996         N/A(10)          N/A(10)           N/A(10)        N/A(10)           N/A(10)
J.E. Glancy...............   1998    $315,000         $269,995(11)      $250,002(12)     10,000          $ 14,867(3)
  Corporate Executive        1997    $245,000         $215,000          $ 15,005(13)     15,000            13,209(3)
  Vice President             1996    $226,539         $172,000          $      0         10,000            14,103(3)
J.H. Warner, Jr...........   1998    $275,000         $259,974(14)      $100,016(15)     10,000          $ 14,867(3)
  Corporate Executive        1997    $269,231         $200,000          $  9,995(16)     10,000          $ 13,209(3)
  Vice President             1996    $240,616         $175,000          $      0         10,000          $ 14,129(3)
W.A. Roper, Jr............   1998    $251,347         $224,982(17)      $259,980(18)     25,000          $ 64,864(19)
  Senior Vice President      1997    $227,308         $155,005(20)      $ 30,010(21)     15,000          $ 38,207(22)
  And Chief Financial
    Officer                  1996    $221,539         $ 70,000          $ 20,007(23)      5,000          $ 14,128(3)

---------------
 (1) The amount reported represents the market value on the date of grant (calculated by multiplying the Formula Price of the Company's Class A Common Stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. As of January 31, 1998, the aggregate restricted stock holdings for the Named Executive Officers and for all other employees were as follows: J.R. Beyster: none; W.A. Owens: 2,070 shares, with a market value as of such date of $80,999; J.E Glancy: 764 shares, with a market value as of such date of $29,895; J.H. Warner, Jr.: 767 shares, with a market value as of such date of $30,013; W.A Roper, Jr.: 1,736 shares, with a market value as of such date of $67,930; and all other employees: 637,146 shares, with a market value as of such date of $24,931,523. Dividends are payable on such restricted stock if and when declared. However, the Company has never declared or paid a cash dividend on its capital stock and no cash dividends on its capital stock are contemplated in the foreseeable future.

 (2) Represents 7,667 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

 (3) Represents amounts contributed or accrued by the Company for the Named Executive Officers under the Company's Profit Sharing Plan, ESRP and/or CODA.

 (4) Mr. Owens served as a Director of the Company until April 9, 1998 and as the President and Chief Operating Officer until June 1, 1998.

 (5) The Company and W.A. Owens are parties to a letter agreement dated January 18, 1996, as amended on March 30, 1998 (the "agreement"). The agreement originally provided that Mr. Owens would be guaranteed an annual base salary of $350,000 through February 28, 1999 and minimum annual bonuses of $350,000 through the Company's fiscal year ending January 31, 1998, and that if Mr. Owens' employment was terminated prior to the end of the Company's fiscal year ending January 31, 1999, any vesting stock (other than stock granted pursuant to the Company's Management Stock Compensation Plan) and stock options would be fully vested on the date of his termination of employment. The agreement as amended now additionally provides that Mr. Owens will: (i) continue to receive his annual base salary for an additional five months beyond the original time period, (ii) be eligible to receive a bonus of up to $100,000 for the period of February 1, 1998 through August 1, 1998 and (iii) receive $140,000 on August 1, 1998 to compensate him for expected closing costs, commissions, tax payments and any loss on the sale of his personal residence.

 (6) Mr. Owens joined the Company in March 1996. Mr. Owens' annual salary for Fiscal 1997 would have been $350,000.

 (7) Includes $50,000 paid to Mr. Owens as a sign-on bonus.

 (8) Represents 3,357 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

 (9) Represents the award of 15,520 Stock Units (which generally corresponds to one share of Class A Common Stock) pursuant to the Key Executive Stock Deferral Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $300,002 and the award of 2,284 Stock Units (which generally corresponds to one share of Class A Common Stock) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $49,997.

(10) Mr. Owens was not an employee of the Company during Fiscal Year 1996.

(11) Includes the award of 511 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $19,995.

(12) Represents 6,389 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(13) Represents 578 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(14) Includes the award of 766 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $29,974.

(15) Represents 2,556 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(16) Represents 385 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(17) Includes the award of 894 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $34,982.

(18) Represents 6,644 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(19) Represents a total of $14,867 contributed or accrued by the Company for Mr. Roper under the Company's Profit Sharing Plan, ESRP and CODA and the award of 1,666 Stock Units (which generally correspond to one share of Class A Common Stock) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $49,997.

(20) Includes the award of 578 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $15,005.

(21) Represents 1,156 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(22) Represents a total of $13,209 contributed or accrued by the Company for Mr. Roper under the Company's Profit Sharing Plan, ESRP and CODA and the award of 1,142 Stock Units (which generally corresponds to one share of Class A Common Stock ) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $24,998.

(23) Represents 1,035 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

OPTION GRANTS

     The following table sets forth information regarding grants of options to purchase shares of Class A Common Stock pursuant to the Company's 1995 Stock Option Plan made during Fiscal 1998 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                             % OF TOTAL                                  ANNUAL RATES OF STOCK
                                              OPTIONS                                      PRICE APPRECIATION
                                OPTIONS      GRANTED TO                                    FOR OPTION TERM(2)
                                GRANTED     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   ----------------------
            NAME              (SHARES)(1)   FISCAL 1998     (PER SHARE)        DATE         5%           10%
            ----              -----------   ------------   --------------   ----------   ---------    ---------
J.R. Beyster................          0         N/A               N/A             N/A         N/A          N/A
W.A. Owens..................   20,000(3)          *            $25.96         3/27/02    $143,445     $316,977
                                 30,000           *            $34.78        10/30/02    $288,272     $637,006
J.E. Glancy.................   15,000(3)          *            $25.96         3/27/02    $107,584     $237,733
J.H. Warner, Jr.............   10,000(3)          *            $25.96         3/27/02    $ 71,723     $158,488
W.A. Roper, Jr..............   15,000(3)          *            $25.96         3/27/02    $107,584     $237,733

---------------
 *  Less than 1% of the total options granted to employees in Fiscal 1998.

(1) All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2) The potential realizable value is based on an assumption that the Formula Price of the Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the 5-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Class A Common Stock. There can be no assurance (i) that the values realized upon the exercise of the stock options will be at or near the potential realizable values listed in this table, (ii) that the Class A Common Stock will in the future provide returns comparable to historical returns or (iii) that the Formula Price will not decline.

(3) Although the following grants of options were made during Fiscal 1998, such grants relate to the individual's service during the fiscal year 1997.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information regarding the exercise of options during Fiscal 1998 and unexercised options to purchase Class A Common Stock granted during Fiscal 1998 and prior years under the Company's 1992 Stock Option Plan and 1995 Stock Option Plan to the Named Executive Officers and held by them at January 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                 OPTIONS AT JANUARY 31, 1998      AT JANUARY 31, 1998(1)
                                ACQUIRED      VALUE     ----------------------------   ---------------------------
            NAME               ON EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------    -------------   -----------   -------------
J.R. Beyster.................         0          N/A      10,000          40,000        $163,000      $  652,000
W.A. Owens...................         0          N/A       9,000          86,000        $178,200      $1,106,700
J.E. Glancy..................         0          N/A      13,800          32,200        $332,152      $  567,578
J.H. Warner, Jr..............     3,000      $44,430       7,000          20,000        $167,456      $  329,504
W.A. Roper, Jr...............     5,000      $74,050       6,200          21,800        $152,276      $  344,514

---------------
(1) Based on the Formula Price of the Class A Common Stock as of such date less the exercise price of such options.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Since its inception, the Company has been an employee-owned corporation based upon the philosophy that "those who contribute to the Company should own it, and ownership should be commensurate with that contribution and performance as much as feasible." The Company's compensation policies, plans and programs seek to implement this employee ownership philosophy by closely aligning the financial interest of the Company's employees, including executive officers, with the financial interest of its stockholders.

     As members of the Compensation Committee, it is our responsibility to approve the salaries paid to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company and to recommend to the Bonus Compensation Committee of the Board of Directors the amount of grants to be made to the Chief Executive Officer and the four other most highly compensated executive officers under the Company's Bonus Compensation Plan. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities, Towers Perrin, an internationally recognized executive compensation consulting firm, was retained by the Compensation Committee to review the compensation paid to the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 1998, and to provide a competitive assessment of the various components of such compensation.

     The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

     The Company has continued to set the annual base salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer's compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For the fiscal year ended January 31, 1998, the executive officers' incentive compensation was an average of approximately 51% of the executive officers' total compensation (salary and bonus). As a result, much of an executive officer's total compensation was "at risk" and dependent on performance during the prior fiscal year.

     An executive officer's incentive compensation may consist of cash, fully-vested stock, vesting stock, stock options, stock units or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and vesting stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value. Further, the exercise price of all stock options granted was equal to the Formula Price of the Class A Common Stock on the date of grant. Therefore, such stock options only have value to the extent that the Formula Price of the Company's Class A Common Stock increases during the term of the stock option. The Company's general philosophy is to encourage employees to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company's long-term performance and stock value.

     In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company's other executive officers, the Compensation Committee recognized that the Company continued to increase its revenue and profitability during the past fiscal year. For the fiscal year ended January 31, 1998, the Company's revenues increased to $3.1 billion, a 29.2% increase from the prior fiscal year revenues of $2.4 billion. The Company's net income for this same period was $84.8 million, or a 33.1% increase over the prior fiscal year net income of $63.7 million. The Compensation Committee noted that the Company had realized several significant accomplishments during this past fiscal year. In November 1997, the

Company completed its acquisition of Bell Communications Research, Inc. (Bellcore), a developer and provider of telecommunications services and software with annual revenues in excess of $1.0 billion. Further, during the past fiscal year, the initial public offering of Network Solutions, Inc. (NSI), a subsidiary of the Company, was completed. The Compensation Committee also has noted that despite increasing competition, the Company has continued to successfully increase and expand its business base in and to areas such as telecommunications, health, transportation, commercial and international and reduce its dependence on the national security and government areas in light of declining defense and other government budgets.

     Finally, notwithstanding the strong performance of the equity markets during the past year, the performance of the Company's Class A Common Stock exceeded the performance of both the broad market index of Standard and Poor's Composite 500 Stock Index and the Company's peer group index of the Dow Jones Diversified Technology Index. The Company's Class A Common Stock realized an annual return of 50.7% for the one year period ended January 31, 1998, significantly exceeding the annual return of both the Standard and Poor's Composite 500 Stock Index and the Dow Jones Diversified Technology Index of 26.9% and 11.6%, respectively, during the same period. The Compensation Committee also noted that over the past five and ten years, the Class A Common Stock realized annualized returns of 26.6% and 18.7%, respectively.

     During the past fiscal year, Dr. Beyster was paid a base salary of $500,000(1), which represented an increase of 33.3% over his base salary for the prior year. Dr. Beyster's salary was increased in part due to a recognition that his prior base salary was significantly below market for comparably situated Chief Executive Officers. Despite this salary increase, Towers Perrin has concluded that Dr. Beyster's base salary fell below the 25th percentile in its compensation survey data base for Chief Executive Officers for general industry, high technology, aerospace/defense and communications companies.

     Dr. Beyster was paid a cash bonus of $600,000 for the fiscal year ended January 31, 1998 and received 7,667 shares of Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively, and which had a market value on the date of grant of $300,010. Considering the Company's successful performance during the past fiscal year (including the completion of the Bellcore acquisition and the NSI initial public offering), the fact that the Company's Class A Common Stock outperformed both the broad market index and the Company's peer group index and the continued diversification of the Company's business base, the Compensation Committee believes that Dr. Beyster's cash and vesting stock bonus are well warranted.

     Towers Perrin has also advised the Compensation Committee that Dr. Beyster's total compensation (base salary and bonus) paid for the last fiscal year also fell below the 25th percentile in its compensation survey data base of Chief Executive Officers for general industry, high technology, aerospace/defense and communications companies. The Compensation Committee would like to emphasize that Dr. Beyster's below market compensation level is not a reflection of the Compensation Committee's opinion of Dr. Beyster's ability or his relative value. It is, however, a reflection of Dr. Beyster's personal reluctance to accept compensation anywhere near the median compensation levels provided to the Chief Executive Officers of the comparable companies surveyed by Towers Perrin.

     Towers Perrin has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by Towers Perrin, the compensation of these executive officers was within an acceptable range of competitive market levels for individuals with comparable duties and responsibilities.

---------------

  (1)The variance between Dr. Beyster's base salary reported in the Summary Compensation Table is attributable to his having been paid for unused comprehensive leave.

     The Compensation Committee believes that the compensation policies, plans and programs the Company has implemented, and which the Compensation Committee endorses, have encouraged management's focus on the long-term financial performance of the Company and have contributed to achieving the Company's technical and financial success.

    J.B. Wiesler (Chairman)                C.B. Malone
    W.H. Demisch                           J.W. McRary
    A.K. Jones                             M.E. Trout
    H.M.J. Kraemer                         A.T. Young

     April 9, 1998

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During Fiscal 1998, C.K. Davis, W.H. Demisch, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, J.W. McRary, M.E. Trout, J.B. Wiesler and A.T. Young served as members of the Compensation Committee. None of such persons served as an officer or employee of the Company or any of its subsidiaries during Fiscal 1998 or formerly served as an officer of the Company or any of its subsidiaries, except for J.W. McRary who was an employee of the Company from 1971 to 1994 and served as an Executive Vice President of the Company from 1979 to 1994.

     See also "Election of Directors -- Directors' Compensation."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Foundation for Enterprise Development, a non-profit organization (the "Foundation"), was founded in 1986 by J.R. Beyster, Chairman of the Board and Chief Executive Officer of the Company, to promote employee ownership. Dr. Beyster is the President and a member of the Board of Trustees of the Foundation. In Fiscal 1998, the Company made a cash contribution of $400,000 to the Foundation. The Board of Directors has approved a contribution of $550,000 to the Foundation for fiscal year 1999.

     W. Frieman, daughter of E.A. Frieman, a Director of the Company until January 1998, is an employee of the Company and the Director of the Asia Technology Program for the Company. For services rendered during Fiscal 1998, W. Frieman received $103,879 in cash and stock compensation, 38 shares of vesting Class A Common Stock which had a market value on the date of grant of $1,487 and options to acquire 500 shares at $39.13 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A Common Stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. W. Frieman's area of professional expertise is the analysis of industrial and defense technology in the Pacific Rim, with an emphasis on China, Japan and Southeast Asia.

     R.D. Layson, wife of W.M. Layson, a Director of the Company, is an employee of the Company and the Deputy Division Manager for the Information Systems Integration Division. For services rendered during Fiscal 1998, R.D. Layson received $113,409 in cash and stock compensation, 74 shares of vesting Class A Common Stock which had a market value on the date of grant of $2,896 and options to acquire 800 shares at $34.78 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A Common Stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third, and fourth year anniversaries of the date of grant, respectively. R.D. Layson has been an employee of the Company for over 18 years and works in the area of systems integration and software development management.

     See also "Compensation Committee Interlocks and Insider Participation."

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Class A Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time, except that one report for Mr. Pavlics relating to the award of bonus stock and stock options and the exercise of stock options was filed late.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the Dow Jones Diversified Technology Index for the ten (10) fiscal years commencing February 1, 1988 and ending January 31, 1998. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods and has been indexed to $100.00 as of January 31, 1993.

                             COMPARISON OF TEN-YEAR
                            CUMULATIVE TOTAL RETURN
              AMONG SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                             CLASS A COMMON STOCK,
               STANDARD AND POOR'S COMPOSITE-500 STOCK INDEX AND
                     DOW JONES DIVERSIFIED TECHNOLOGY INDEX

        MEASUREMENT PERIOD             SAIC STOCK                            DJ DIVERSIFIED
      (FISCAL YEAR COVERED)               PRICE           S&P 500 INDEX        TECHNOLOGY
1/88                                      58.62               49.60               54.64
1/89                                      68.19               59.48               62.62
1/90                                      77.60               67.81               68.92
1/91                                      81.27               73.38               78.88
1/92                                      92.84               89.94               87.87
1/93                                     100.00              100.00              100.00
1/94                                     118.15              112.89              123.26
1/95                                     130.89              113.49              121.39
1/96                                     160.95              157.14              167.58
1/97                                     216.15              198.54              218.96
1/98                                     325.81              251.96              244.29

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

CLASS A COMMON STOCK

     To the best of the Company's knowledge, as of the Record Date, no person (other than Vanguard Fiduciary Trust Company ("Vanguard") in its capacity as trustee of the Retirement Plans) beneficially owned more than 5% of the outstanding shares of Class A Common Stock. The following table sets forth, as of the Record Date, to the best of the Company's knowledge, the number of shares of Class A Common Stock beneficially owned by each Director, each nominee for Director, the Named Executive Officers and all executive officers and Directors as a group:

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL      PERCENT
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)   OF CLASS(2)
                  ------------------------                    ------------   -----------
D.P. Andrews................................................       41,224         *
J.R. Beyster................................................      791,131      1.5%(3)
V.N. Cook...................................................       23,681         *
W.H. Demisch................................................       30,979         *
D.W. Dorman.................................................          -0-         *
W.A. Downing................................................        6,571         *
J.E. Glancy.................................................      146,738         *
B.R. Inman..................................................       82,647         *
A.K. Jones..................................................        3,727         *
H.M.J. Kraemer, Jr..........................................        5,000         *
W.M. Layson.................................................       95,462         *
C.B. Malone.................................................       16,221         *
J.W. McRary.................................................      158,306         *
W.A. Owens..................................................       32,685         *
S.D. Rockwood...............................................       64,131         *
W.A. Roper, Jr..............................................       50,091         *
R.C. Smith..................................................           25         *
E.A. Straker................................................      106,884         *
M.E. Trout..................................................       10,000         *
J.P. Walkush................................................      100,057         *
J.H. Warner, Jr.............................................      135,299         *
J.A. Welch..................................................       39,218         *
J.B. Wiesler................................................        6,000         *
A.T. Young..................................................        7,570         *
Vanguard Fiduciary Trust Company............................   26,983,415     49.4%(4)
     400 Vanguard Boulevard
     Malvern, PA 19355
All executive officers and Directors as a group (30
  persons)..................................................    2,252,437      4.1%(5)

---------------
 * Less than 1% of the outstanding shares of Class A Common Stock and less than 1% of the voting power of the Common Stock.

(1) The beneficial ownership depicted in the table includes: (i) the approximate number of shares allocated to the account of the individual by the Trustee of the Company's ESRP, Profit Sharing Plan and CODA as follows: D.P. Andrews (2,940 shares), J.R. Beyster (1,246 shares), V.N. Cook (2,399 shares), W.A. Downing (351 shares), J.E. Glancy (27,182 shares), B.R. Inman (10 shares), A.K. Jones (2,727 shares), W.M. Layson (37,850 shares), W.A. Owens (239 shares), S.D. Rockwood

    (8,254 shares), W.A. Roper, Jr. (5,426 shares) E.A. Straker (37,756 shares), J.P. Walkush (18,282 shares), J.H. Warner, Jr. (29,838 shares), J.A. Welch (4,810 shares), and all executive officers and Directors as a group (224,208 shares); (ii) shares subject to options exercisable within 60 days following the Record Date, as follows: D.P. Andrews (20,815 shares), J.R. Beyster (10,000 shares) V.N. Cook (8,000 shares), W.H. Demisch (11,000 shares), W.A. Downing (1,400 shares) J.E. Glancy (21,000 shares), B.R. Inman (12,000 shares), C.B. Malone (14,500 shares), J.W. McRary (8,000 shares), W.A. Owens (22,000 shares), S.D. Rockwood (18,800 shares), W.A. Roper, Jr. (9,400 shares) E.A. Straker (14,800 shares), M.E. Trout (4,000 shares), J.P. Walkush (18,000 shares), J.H. Warner, Jr. (9,200 shares), J.A. Welch (11,000 shares), A.T. Young (4,800 shares) and all executive officers and Directors as a group (281,755 shares); (iii) shares held by spouses, minor children or other relatives sharing a household with the individual, as follows: J.E. Glancy (3,444 shares), W.M. Layson (43,862 shares), E.A. Straker (9,718 shares), J.H. Warner, Jr. (666 shares), J.A. Welch (5,000 shares) and all executive officers and Directors as a group (64,190 shares); and (iv) shares held by certain trusts or foundations established by the individual, as follows: J.R. Beyster (772,218 shares), W.A. Downing (2,976 shares), W.A. Owens (8,893 shares), M.E. Trout (2,000 shares), J.H. Warner, Jr. (88,230 shares), J.B. Wiesler (6,000 shares) and all executive officers and Directors as a group (947,547 shares).

(2) Based on 54,679,628 shares of Class A Common Stock outstanding as of the Record Date.

(3) Represents 1.4% of the voting power of the Common Stock.

(4) At the Record Date, Vanguard, as Trustee for the Retirement Plans, beneficially owned the following percentage of the outstanding shares of Class A Common Stock and Class B Common Stock and voting power of the Common Stock under the following plans for the benefit of plan participants: ESRP:
    28.8% Class A Common Stock, 9.5% Class B Common Stock and 28.3% of the voting power of the Common Stock; CODA: 15.5% Class A Common Stock, 0% Class B Common Stock and 15.1% of the voting power of the Common Stock; Profit Sharing Plan: 0.1% Class A Common Stock, 0.01% Class B Common Stock and 0.1% of the voting power of the Common Stock; Bellcore Savings Plans: 4.8% Class A Common Stock, 0% Class B Common Stock and 4.6% of the voting power of the Common Stock; TransCore Retirement Plan: 0.1% Class A Common Stock, 0% Class B Common Stock and 0.1% of the voting power of the Common Stock.

(5) Represents 4.0% of the voting power of the Common Stock.

CLASS B COMMON STOCK

     The following table sets forth, as of the Record Date, to the best of the Company's knowledge, those persons who were beneficial owners of 5% or more of the outstanding shares of Class B Common Stock. None of the Directors, nominees for Director, the Named Executive Officers or executive officers of the Company own any shares of Class B Common Stock.

                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL        PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNERSHIP            OWNERSHIP       OF CLASS(1)
         ----------------------------------------            ----------      -----------
Vanguard Fiduciary Trust Company...........................     29,420(2)      9.5%(3)
  400 Vanguard Boulevard
  Malvern, PA 19355
R.C. Cavanagh..............................................     16,167         5.2%(3)
  2007 Carrhill Road
  Vienna, VA 22181
J.D. Cramer................................................     15,425         5.0%(3)
  P.O. Box 30691
  Albuquerque, NM 87190
J.L. Griggs, Jr............................................     20,267(4)      6.5%(3)
  1516 Sagebrush Trail, S.E
  Albuquerque, NM 87123

---------------
(1) Based on 310,311 shares of Class B Common Stock outstanding as of the Record Date.

(2) Represents shares of Class B Common Stock beneficially owned by Vanguard in its capacity as Trustee for the ESRP and Profit Sharing Plan. Vanguard's total ownership of Common Stock is set forth in Note (4) to the previous table above.

(3) Represents less than 1% of the voting power of the Common Stock.

(4) Includes 803 shares held for the account of J.L. Griggs, Jr. by the Trustee of the Company's ESRP.

                     APPROVAL OF THE 1998 STOCK OPTION PLAN

GENERAL

     The Company has maintained the 1995 Stock Option Plan which has provided for the grant of options to purchase shares of Class A Common Stock to certain of its employees, directors and consultants. The 1995 Stock Option Plan expires by its terms on July 31, 1998. On April 10, 1998, the Board of Directors of the Company approved, subject to stockholder approval, the 1998 Stock Option Plan (the "1998 Stock Option Plan"), which will enable the Company to continue to grant options to purchase its Class A Common Stock to its employees, directors and consultants for a two-year period. The 1998 Stock Option Plan will, if approved by the stockholders, authorize the issuance of options to purchase up to the sum of the following (subject to adjustment under certain circumstances):
(i) 8,500,000 shares of Class A Common Stock; (ii) any shares of Class A Common Stock available for future awards under the 1995 Stock Option Plan as of the effective date of the 1998 Stock Option Plan (following which date no further grants will be made under the 1995 Stock Option Plan); and (iii) any shares of Class A Common Stock that are subject to options granted under the 1992 Stock Option Plan and 1995 Stock Option Plan which are forfeited back to the Company when such options expire, terminate or for any other reason cease to be exercisable in whole or in part.

     The following summary of the material terms and provisions of the 1998 Stock Option Plan is qualified in its entirety by reference to the full text of the 1998 Stock Option Plan, a copy of which is attached to this Proxy Statement as Annex I and incorporated herein by this reference.

ADMINISTRATION

     The 1998 Stock Option Plan will be administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee") whose members consist of directors of the Company selected by the Board of Directors. Each member of the Stock Option Committee must satisfy the requirements to be a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as well as an "outside director" pursuant to Treasury Regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

     The Stock Option Committee will determine the persons to whom options will be granted under the 1998 Stock Option Plan, the number of shares subject to such options, the terms and provisions of such options, whether such options will be incentive stock options or nonqualified stock options, and whether or not such rights shall be exercisable in installments. The Stock Option Committee may authorize nonqualified stock options to be transferable in certain limited situations. The Stock Option Committee also has the power to modify or amend the terms of an option, accelerate or defer the exercise date of an option, or reprice, cancel, regrant or otherwise adjust the exercise price of an option, all with the consent of the optionee. The Stock Option Committee is also authorized to interpret the 1998 Stock Option Plan and to adopt rules and regulations for its administration.

OPTION TERMS

     The terms and conditions under which options may be granted under the 1998 Stock Option Plan are summarized below:

  Eligibility

     Key employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the 1998 Stock Option Plan. However, no option may be granted to any person who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. Further, in no event may any single individual receive option grants for more than 500,000 shares of Class A Common Stock in the aggregate. In addition, only employees are eligible to receive incentive stock options. Finally, the Committee has the power to grant nonqualified options to employees of any entity in which the Company has an equity ownership interest. As of April 30, 1998, the Company and its subsidiaries had eight directors who were not also employees, and approximately 32,500 employees and 2,000 consultants.

  Options

     Options granted pursuant to the 1998 Stock Option Plan may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code.

  Underlying Securities

     Options granted under the 1998 Stock Option Plan will be options to purchase shares of Class A Common Stock. Pursuant to the Company's Certificate of Incorporation, all shares of Class A Common Stock purchased pursuant to options granted under the 1998 Stock Option Plan will be subject to the Company's right of repurchase upon the individual's termination of employment or affiliation with the Company at the then prevailing Formula Price. All such shares will also be subject to the Company's right of first refusal in the event that the participant desires to sell such shares other than in the Company's Limited Market. As of April 30, 1998, the market value of the Class A Common Stock (as reflected by the Formula Price) was $47.22 per share.

  Price and Payment

     Options must be granted with an exercise price of not less than 100% of the fair market value of the shares of the Company's Class A Common Stock on the date the options are granted. Payment is required to be made in cash, shares of the Company's Class A Common Stock or a combination thereof at the time the option is exercised. Shares of Class A Common Stock acquired through the exercise of a stock option must have been owned by the optionee at least six months before such shares may be used to pay the exercise price of another option. In addition, the Committee may permit the exercise price to be paid by an election authorizing the withholding of a number of shares from the shares to be issued upon the exercise of the option.

  Option Duration and Exercise

     The 1998 Stock Option Plan provides that options granted thereunder shall expire on such dates as shall be determined by the Stock Option Committee; provided, however, no option may be granted which is exercisable more than ten years after the date it is granted. Within such limitations, the Stock Option Committee has the discretion to determine the period or periods of time in which the options may be exercised and it may grant options which are to be exercised in whole or in part, in installments, cumulative or otherwise, and at such times as it deems proper.

  Option Termination

     The 1998 Stock Option Plan provides that options granted thereunder shall terminate upon the occurrence of such events as shall be determined by the Stock Option Committee.

AMENDMENT, SUSPENSION AND TERMINATION

     The Board of Directors or the Operating Committee of the Board of Directors may at any time amend, suspend or terminate the 1998 Stock Option Plan; provided, however, that no such amendment may, without the affirmative vote of a majority of the voting power of the Company's outstanding stock, (i) increase the maximum number of shares for which options may be granted (in the aggregate or to any single individual), (ii) materially increase the benefits accruing to any holder of an incentive stock option or (iii) materially modify the eligibility requirements to receive an incentive stock option. The 1998 Stock Option Plan, unless previously terminated, shall terminate on July 31, 2000.

ANTI-DILUTION PROVISIONS

     The 1998 Stock Option Plan provides for adjustments in the aggregate number of shares subject to the 1998 Stock Option Plan, the maximum number of shares as to which options may be granted to any one optionee thereunder and the number of shares and the price per share subject to outstanding options, in the event of any stock split, stock dividend, combination of shares or other change, exchange of securities, reclassification, reorganization, redesignation, recapitalization or other similar transaction.

NON-TRANSFERABILITY

     Options granted pursuant to the 1998 Stock Option Plan are not transferable except by will or by the laws of descent and distribution and during the optionee's life may only be exercised by the optionee or his or her conservator or other legal representative, except as otherwise provided by the Committee with respect to nonqualified stock options.

CHANGE IN CONTROL

     The 1998 Stock Option Plan provides that the Committee may designate, either at or after the date of grant of an option, that any option shall become fully exercisable from and after the date of a Change in Control (as hereinafter defined) of the Company. For purposes of the 1998 Stock Option Plan, a "Change in Control" is deemed to have occurred upon any person, other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company or any subsidiary, becoming the beneficial owner of more than 25% of the Common Stock of the Company outstanding at such time without the prior approval of the Board of Directors.

PLAN BENEFITS

     Subject to the provisions of the plan, the Committee has full discretion to determine the number and amount of awards to be granted under the 1998 Stock Option Plan. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees as a group under the 1998 Stock Option Plan are not presently determinable. Details on stock option grants during the last fiscal year to the Named Executive Officers are presented herein in the table entitled "Option Grants In Last Fiscal Year."

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options

     Options granted under the 1998 Stock Option Plan designated as such are intended to constitute incentive stock options for federal income tax purposes. Generally, an optionee receiving an incentive stock option will not be in receipt of taxable income upon the grant of the incentive stock option or upon its timely exercise. The exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of the Company at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of death). Upon the ultimate sale of the capital stock received upon such exercise, except as noted below, the optionee will recognize long-term or mid-term capital gain or loss (if the capital stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such shares by the optionee.

     However, if the capital stock acquired upon the timely exercise of an incentive stock option is disposed of by the optionee prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such capital stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income tax rates to the extent of the difference between the exercise price and the lesser of the fair market value of the capital stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition and (ii) if the capital stock is a capital asset in the hands of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the capital stock on the date of exercise of the incentive stock option. If a disqualifying disposition is made in a transaction in which a loss would not be recognized under the Code (e.g., a gift, sale to certain related parties, sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of such disqualifying disposition will not be limited to the amount of gain realized in the disqualifying disposition. In the case of a disqualifying disposition, the Company may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income. Currently, any capital gain realized by the optionee will be long-term capital gain if the optionee's holding period for the capital stock at the time of disposition is more than 18 months; mid-term capital gain if the holding period is more than 12 months but less than or equal to 18 months; otherwise, it will be short-term capital gain.

     Net capital gains from the disposition of capital stock held more than 18 months are currently taxed at a maximum federal income tax rate of 20%; net capital gains from the disposition of stock held more than 12 but not more than 18 months are currently taxed at a maximum federal income tax rate of 28%; and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% or 28% for net capital gains and 39.6% for ordinary income.

  Nonqualified Stock Options

     Options granted under the 1998 Stock Option Plan may be nonqualified options or incentive stock options, as determined by the Stock Option Committee at the time of grant. Generally, the optionee will not be taxed upon the grant of any nonqualified stock option, but rather, at the time of exercise of such option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value at the time of exercise of the capital stock purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income.

     If capital stock acquired upon the exercise of a nonqualified stock option is later sold or exchanged, then the difference between the sale price and the fair market value of such capital stock on the date of exercise is generally taxable (provided the stock is a capital asset in the holder's hands) as long-term, mid-term or short-term capital gain or loss depending upon whether the holding period for such capital stock at the time of disposition is more than 18 months, 12 - 18 months or less than one year, respectively.

  Alternative Minimum Tax

     For purposes of the alternative minimum tax provisions contained in Section 55 of the Code, the exercise of an incentive stock option will be treated as though it were a nonqualified stock option under Section 83 of the Code (described above), but solely for purposes of determining the optionee's alternative minimum taxable income. The minimum tax is imposed at a rate of 26% of alternative minimum taxable income (taxable income increased by items of tax preference and adjusted for certain other items) up to $175,000 ($87,500 for married filing separately) (and 28% of any additional such income) over a specified exemption amount ($45,000 for married taxpayers filing jointly, $33,750 for single taxpayers, but phased out at specified levels of income), but is payable only if the minimum tax exceeds the taxpayer's regular tax liability for the year.

  Exercise With Shares of Capital Stock

     If payment for the exercise price of an incentive stock option is made by surrendering previously owned shares of the capital stock, the following rules apply:

     If shares of "statutory option stock" (i.e., stock previously acquired pursuant to the exercise of an incentive stock option) are surrendered in payment of the exercise price of an incentive stock option and if, at the date of surrender, the applicable holding period for such shares has not been met (e.g., if shares previously acquired upon the exercise of an incentive stock option are surrendered within two years from the date of grant or within one year from the date the shares were transferred to the optionee), such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will thus be taxable according to the rules described above for disqualifying dispositions. If the shares surrendered are not statutory option stock, or if they are statutory option stock but have been held for the requisite holding period, no gain or loss should be recognized upon such surrender. Although the Internal Revenue Service will not issue any rulings as to the effect of such an exercise, it has issued a published ruling stating that no gain or loss will be recognized upon the surrender of shares upon exercise of a nonqualified stock option, and the Treasury Department has issued proposed regulations which, if adopted in their current form, would appear to provide that, except as discussed above, in general, when shares are surrendered upon exercise of an incentive stock option:

          (a) No gain or loss will be recognized as a result of the exchange.

          (b) A number of shares received which is equal in number to the shares surrendered will have a basis equal to the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged.

          (c) Any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after the date shares were transferred to the optionee, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     If payment of the exercise price of a nonqualified stock option is made by surrendering previously owned shares of capital stock, the following rules apply:

          (a) No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the nonqualified stock option, and the surrender of shares will not be treated as a disqualifying disposition of any stock acquired through exercise of an incentive stock option.

          (b) The number of shares received equal to the shares surrendered will have a basis equal to the basis of shares surrendered and a holding period that includes the holding period of the shares surrendered.

          (c) Any additional shares received will (i) be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise, (ii) have a basis equal to the amount included in taxable income by the optionee and (iii) have a holding period that begins on the date of the exercise.

  Section 162(m)

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but excepts from this limitation "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company has structured and intends to implement the 1998 Stock Option Plan so that compensation resulting therefrom would be qualified "performance-based compensation" and would not therefore, be subject to any Code Section 162(m) deduction limitation. To allow the Company to qualify such compensation, the Company is seeking stockholder approval of the 1998 Stock Option Plan.

  Section 280G of the Code

     Under certain circumstances, the accelerated vesting or exercise of options in connection with a Change of Control (as defined in the 1998 Stock Option
Plan) of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the 1998 Stock Option Plan. Accordingly, holders of options granted under the 1998 Stock Option Plan should consult their own tax advisors for specific advice with respect to all federal, state or local tax effects before exercising any options and before disposing of any shares of capital stock acquired upon the exercise of an option. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular option holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an incentive stock option) of any option.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

     The Board of Directors believes that approval of the 1998 Stock Option Plan is in the best interest of the Company and its stockholders because it provides a means by which the Company and its subsidiaries can attract and retain qualified key employees, directors and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their efforts, initiative and skill have helped produce. THE BOARD OF DIRECTORS HAS APPROVED THE 1998 STOCK OPTION PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 1998 STOCK OPTION PLAN.

     The affirmative vote of the holders of a majority of the voting power of Class A Common Stock and Class B Common Stock, voting together as a single class, represented and voted at the Annual Meeting is required to approve the 1998 Stock Option Plan. If the 1998 Stock Option Plan is not approved by the Company's stockholders, it will not be implemented.

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company currently maintains the 1995 Employee Stock Purchase Plan (the "1995 Stock Purchase Plan") which provides for the purchase of Class A Common Stock by participating employees through voluntary payroll deductions. The 1995 Stock Purchase Plan expires by its terms on July 31, 1998. On April 10, 1998, the Board of Directors of the Company approved, subject to stockholder approval, the 1998 Employee Stock Purchase Plan (the "1998 Stock Purchase Plan"), which will enable employees to continue to purchase Class A Common Stock through payroll deductions for a three-year period. The 1998 Stock Purchase Plan will, if approved by the stockholders, authorize the issuance and the purchase by employees of up to the sum of the following (subject to adjustment under certain circumstances): (i) 1,500,000 shares of Class A Common Stock and (ii) the number of shares of Class A Common Stock available for issuance under the 1995 Stock Purchase Plan as of the effective date of the 1998 Stock Purchase Plan, following which date no further shares will be offered under the 1995 Stock Purchase Plan.

     The following summary of the terms and provisions of the 1998 Stock Purchase Plan is qualified in its entirety by reference to the full text of the 1998 Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Annex II and incorporated herein by reference. All capitalized or quoted terms have the meanings ascribed to them in the 1998 Stock Purchase Plan unless otherwise defined herein.

ELIGIBILITY

     Generally, all of the Company's employees will be eligible to participate in the 1998 Stock Purchase Plan, except for employees of subsidiaries which have not been designated as eligible for participation. The Company's Employee Stock Purchase Committee (the "Stock Purchase Committee") may also impose eligibility requirements consistent with Section 423(b) of the Code. No employee, however, who owns capital stock of the Company having more than 5% of the voting power or value of such capital stock will be able to participate. An employee's eligibility to participate in the 1998 Stock Purchase Plan will terminate immediately upon the termination of his or her employment with the Company, upon a change in employment status to a leave of absence or upon transfer to an ineligible subsidiary. As of April 30, 1998, there were approximately 29,700 employees who would have been eligible to participate in the 1998 Stock Purchase Plan.

     In addition, the Stock Purchase Committee has the authority to allow employees of an entity in which the Company has an equity ownership interest of less than 50% to participate in a non-Code Section 423 component of the 1998 Stock Purchase Plan. The Stock Purchase Committee, has the power and authority to modify the eligibility for and terms and conditions of participation in the Plan by such employees. Shares purchased by employees of such entities will not be eligible for the favorable tax treatment under Section 423 of the Code.

     Employees will be able to enroll in the 1998 Stock Purchase Plan by completing a payroll deduction authorization form and providing it to the designated officials of the Company. The minimum payroll deduction allowed is 3% of compensation and the maximum allowable deduction is 10% of compensation. No employee is entitled to purchase an amount of Class A Common Stock having a fair market value (measured as of its purchase date) in excess of $25,000 in any calendar year pursuant to the 1998 Stock Purchase Plan and any other employee stock purchase plan which may be adopted by the Company.

PURCHASE OF SHARES

     Shares of Class A Common Stock purchased under the 1998 Stock Purchase Plan may be acquired in the Company's Limited Market or purchased from the Company out of its authorized but unissued shares. At each of four predetermined purchase dates during the year, the agent under the 1998 Stock Purchase Plan (the "Agent") will purchase for the account of each participant in the 1998 Stock Purchase Plan that whole number of shares of Class A Common Stock which may be acquired from the funds available in the participant's account, together with the Company's contribution described below.

     The Company will contribute a certain percent of the cost of each share of Class A Common Stock purchased under the 1998 Stock Purchase Plan. The percent of the cost of each share of Class A Common Stock to be contributed by the Company (the "Company Percent") will be determined by the Stock Purchase Committee and will be between zero percent (0%) and fifteen percent (15%). The Company Percent will be ten percent (10%) unless and until changed by the Stock Purchase Committee. On each purchase date, the Company will pay the Company Percent of the cost of each share purchased by the Trustee whether purchased in the Limited Market or as a newly issued share.

     The purchase price to be paid for the shares of Class A Common Stock acquired for the account of participants will be the Formula Price in effect as of the date of purchase. As of April 30, 1998, the Formula Price for the Class A Common Stock was $47.22 per share.

PLAN BENEFITS

     The plan benefits to employees derived from the 1998 Stock Purchase Plan will depend upon such employee's level of participation, the Company's stock price performance and the Company Percent. Therefore, the benefits and amount of awards that will be received by each of the Named Executive Officers, the executive officers as a group and all other employees as a group under the 1998 Stock Purchase Plan are not presently determinable.

DISTRIBUTION AND VOTING RIGHTS

     Participants shall have the right to vote the shares of Class A Common Stock purchased under the 1998 Stock Purchase Plan. Stock certificates representing shares of Class A Common Stock acquired under the 1998 Stock Purchase Plan will be distributed to each participant prior to any record date established by the Company for any vote of its stockholders and in the interim will be held by the Agent for the account of such participant.

RESTRICTIONS ON SHARES PURCHASED

     Pursuant to the Company's Certificate of Incorporation, all shares of Class A Common Stock purchased pursuant to the 1998 Stock Purchase Plan will be subject to the Company's right of repurchase upon the participant's termination of employment or affiliation with the Company at the then prevailing Formula Price. All such shares will also be subject to the Company's right of first refusal in the event that the participant desires to sell such shares other than in the Company's Limited Market.

WITHDRAWALS

     Participants may withdraw from the 1998 Stock Purchase Plan, terminate their election to purchase shares and obtain repayment of the balance of any monies held in their accounts at any time prior to the acquisition of shares of Class A Common Stock therewith. No interest will be paid on the money held in the accounts of the participants, unless required by applicable law.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may suspend or amend the 1998 Stock Purchase Plan in any respect, except that no amendment may, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of the stockholders, (i) increase the maximum number of shares authorized to be issued by the Company under the 1998 Stock Purchase Plan or (ii) deny to participating employees the right at any time to withdraw from the 1998 Stock Purchase Plan and thereupon obtain all amounts then due to their credit in their accounts.

     The 1998 Stock Purchase Plan will terminate on July 31, 2001, unless earlier terminated by the Board of Directors.

ADMINISTRATION

     The 1998 Stock Purchase Plan will be administered by the Stock Purchase Committee, whose members are appointed by the Company's Board of Directors to serve at the discretion of the Board. Members of the Stock Purchase Committee will not receive any compensation from the 1998 Stock Purchase Plan or the Company for services rendered in connection therewith.

AGENT

     The Company or its designee will be the Agent of the 1998 Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, no taxable income will be recognized by a participant in the 1998 Stock Purchase Plan until the taxable year of sale or other disposition of the shares of Class A Common Stock acquired under the plan which qualify under Code Section 423. When the shares are disposed of by a participant two years or more from the date such shares were purchased for the participant's account by the Agent, the participant must recognize ordinary income for the taxable year of disposition to the extent of the lesser of (i) the excess of the fair market value of the shares on the purchase date over the amount of the purchase price paid by the participant (the "Discount") or (ii) the excess of the fair market value of the shares at disposition or death over the purchase price. In the event of a participant's death while owning shares acquired under the 1998 Stock Purchase Plan, ordinary income must be recognized in the year of death in the amount specified in the foregoing sentence. When the shares are disposed of prior to the expiration of the two-year holding period (a "disqualifying disposition"), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is by gift or is at a loss. Additional gain, if any, will be short-term, mid-term or long-term capital gain depending on whether the holding period is 12 months or less, more than 12 not more than 18 months, or more than 18 months, respectively.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares, assuming that the shares are a capital asset in the hands of the participant.

     Net capital gains from the disposition of capital stock held more than 18 months are currently taxed at a maximum federal income tax rate of 20%; net capital gains from the disposition of stock held more than 12 but not more than 18 months are currently taxed at a maximum federal income tax rate of 28%; and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% or 28% for net capital gains and 39.6% for ordinary income.

     The Company will not be entitled to a deduction at any time for the shares issued pursuant to the 1998 Stock Purchase Plan if a participant holding such shares continues to hold his or her shares or disposes of his or her shares after the required two-year holding period or dies while holding such shares. If, however, a participant disposes of such shares prior to the expiration of the two-year holding period, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares, subject to the deduction limitation of Code Section 162(m).

     A participant purchasing shares under the non-Code Section 423 component of the Plan will be taxed at ordinary income rates on the Discount at the time of purchase.

  Section 162(m)

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in taxable year to the chief executive officer or any of the other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Compensation equal to the Discount recognized by the Participant on the disqualifying disposition of shares purchased under the 1998 Employee Stock Purchase Plan less than two years after the purchase of such shares will not qualify for any exception to Code Section 162(m).

     The foregoing discussion is intended only as a summary of certain relevant federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the 1998 Stock Purchase Plan. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the 1998 Stock Purchase Plan. Moreover, the Company does not represent that the foregoing tax consequences will apply to any participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the 1998 Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

     The Board of Directors believes that approval of the 1998 Stock Purchase Plan is in the best interest of the Company and its stockholders because it provides a means for employees to become stockholders of the Company or increase their present stock ownership. THE BOARD OF DIRECTORS HAS APPROVED THE 1998 STOCK PURCHASE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 1998 STOCK PURCHASE PLAN.

     The affirmative vote of the holders of a majority of the voting power of Class A Common Stock and Class B Common Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the 1998 Stock Purchase Plan. If the 1998 Stock Purchase Plan is not approved by the Company's stockholders, it will not be implemented.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending January 31, 1999, subject to approval by the stockholders of the Company. Price Waterhouse LLP has served as the Company's independent accounting firm since 1977. There is no requirement in the Company's Certificate of Incorporation or Bylaws that the selection of independent accountants be submitted to a vote of stockholders. However, the Board of Directors deems this matter to be of such importance that it has concluded that it should be subject to approval of the stockholders. If the stockholders do not approve the appointment of Price Waterhouse LLP, the Board of Directors will reconsider such appointment.

     It is anticipated that a representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will also be available to respond to appropriate questions.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than February 10, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, Section 2.01 of the Company's Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company (other than by inclusion in the Company's Proxy Statement), such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of Common Stock beneficially owned by the stockholder who proposes to bring the business before the meeting and any material interest of such stockholder in the business so proposed.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report to Stockholders for the year ended January 31, 1998, which includes audited financial statements, is being mailed with this Proxy Statement to stockholders of record as of the Record Date.

     The Company will provide without charge to any stockholder, upon request, a copy of its Annual Report on Form 10-K for the year ended January 31, 1998 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed in writing to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention:
Corporate Secretary.

                                          By Order of the Board of Directors

                                          /s/ J. DENNIS HEIPT

                                          J. Dennis Heipt
                                          Corporate Secretary

June 10, 1998

                                                                         ANNEX I

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                             1998 STOCK OPTION PLAN

 1. PURPOSE

     Science Applications International Corporation (the "Company") hereby establishes the Science Applications International Corporation 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate qualified key employees, directors and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

 2. DEFINITIONS

     (a)   "Board" shall mean the Board of Directors of the Company.

     (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Class A Common Stock of the Company, par value $.01 per share.

     (d) "Committee" shall mean the Company's Stock Option Committee responsible for administering the Plan.

     (e) "Employee/Optionee" shall mean an Optionee who is an employee of the Company or any Subsidiary.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "Exercise Price" shall mean the price per share at which an Option may be exercised, as determined by the Committee and as specified in the Optionee's option agreement.

     (h) "Formula Price" shall mean the price per share of Common Stock as established by the Board from time to time.

     (i) "Option" shall mean an option to purchase Common Stock granted pursuant to the Plan.

     (j) "Optionee" shall mean any person who holds an Option pursuant to the Plan.

     (k) "Plan" shall mean this Science Applications International Corporation 1998 Stock Option Plan, as it may be amended from time to time.

     (l) "Purchase Price" shall mean at any particular time the Exercise Price times the number of shares for which an Option is being exercised.

     (m) "Subsidiary" shall mean any entity in which the Company has an equity ownership. For purposes of Sections 4(b) and 4(c), "Subsidiary" shall be limited to corporations in an unbroken chain of corporations beginning with the Company in which each of the corporations, other than the last corporation in such chain, owns at least fifty percent (50%) of the total voting power in one of the other corporations in such a chain.

 3. ADMINISTRATION

     (a) The Committee. The Plan shall be administered by the Committee which shall consist of not less than two directors appointed by the Board, each of whom shall satisfy the requirements to be a non-employee director, as defined in Rule 16b-3(b)(3), as amended, of the Exchange Act, and to be an "outside director" under Treasury Regulations Section 1.162-27(e)(3). No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith. The Board or Committee may appoint a separate committee with respect to Optionees who are not subject to Section 16 of the Exchange Act and/or Section 162(m) of the Code.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the
Company:

          (i)    to grant Options;

          (ii) to determine whether the Options granted are intended to be incentive stock options or non-qualified stock options;

          (iii) to determine the Exercise Price per share of Options to be granted;

          (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted and the number of shares for which an Option will be exercisable;

          (v)   to interpret the Plan;

          (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (vii) to determine the terms and provisions of each Option granted and, with the consent of the Optionee, to modify or amend each Option;

          (viii) to accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

          (ix) with the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee; and

          (x) to make all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations.

     (c) Committee Discretion. In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith shall be binding and conclusive on Optionees and other persons claiming entitlements under the Plan. In no event shall a Committee determination with respect to a particular Optionee or provision of the Plan be binding with respect to any other Optionee (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan.

 4. ELIGIBILITY

     (a) General. The individuals who shall be eligible to participate in the Plan and to receive Options hereunder shall be such key employees, directors and consultants of the Company and its Subsidiaries as the Committee shall from time to time determine.

     (b) Limitation. No Option shall be granted to any person who, at the time the Option is granted, owns (including stock owned by application of the constructive ownership rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

     (c) Incentive Stock Options. No Option which is designated as an incentive stock option shall be granted to any person who, at the time the Option is granted, is not an employee of the Company or a Subsidiary. The aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which Options designated as incentive stock options are exercisable for the first time by an employee shall not exceed $100,000 during any calendar year (under all plans of the Company or any Subsidiary which provide for the granting of an incentive stock option).

 5. STOCK SUBJECT TO THE PLAN

     (a) Subject to the following provisions of this Section 5, Options to purchase an aggregate number of shares of Common Stock equal to the sum of the following may be granted pursuant to the Plan: (i) 8,500,000 shares of Common Stock; (ii) any shares of Common Stock available for future awards under the 1995 Stock

Option Plan as of the Effective Date following which date no further awards shall be made under the 1995 Stock Option Plan; and (iii) any shares of Common Stock that are subject to options granted under the 1992 Stock Option Plan and 1995 Stock Option Plan of the Company (the "Prior Plans"), which are forfeited back to the Company when such options expire, terminate or for another reason cease to be exercisable in whole or in part.

     (b) These shares may consist either in whole or in part of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury.

     (c) If an Option granted under this Plan is surrendered, expires or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to any such Option but as to which the Option ceases to be exercisable shall be available for Options to be granted under the Plan.

 6. STOCK OPTIONS

     (a) Options. The Options granted pursuant to the Plan may be "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options. Options designated to be incentive stock options shall be designated as such in the option agreements evidencing such Options.

     (b) Option Agreements. Options shall be evidenced by written option agreements between the Optionee and the Company in such form as the Committee shall from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Company unless previously granted by the Committee and evidenced in writing by such an option agreement. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company, as directed from time to time by the Committee.

     (c) Exercise Price. The Exercise Price at which Options may be granted under the Plan shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the day the Option is granted, but may be less than the Exercise Price or Prices of previously granted Options, whether in effect, canceled or expired. As long as the Company's Common Stock is not listed on any national securities exchange or traded on a regular basis (as determined by the Company's Board or a committee of the Board to which the Board has delegated the authority to make such determination) on the over-the-counter market, fair market value may be taken as the Formula Price as in effect at the date of grant.

     (d) Date of Grant. The Committee shall, after it approves the granting of an Option to a participant, cause the participant to be notified of such action. The date on which the Committee approves the granting of an Option shall be considered the date on which such Option is granted.

     (e) Terms of Exercise. The right to purchase shares covered by any Option or Options under the Plan shall be exercisable only in accordance with the terms and conditions of the grant to such Optionee. The Committee may, in its discretion, provide that such Option or Options may be exercised in whole or in part, in installments, cumulative or otherwise, for any period or periods of time specified by the Committee of not more than ten years from the date of the grant of the Option. Subject to the provisions of Section 9, that portion of an Option which is exercisable on an installment basis may not be exercised prior to the expiration of the applicable installment period.

     (f) Non-Transferability. Except as otherwise provided by the Committee with respect to Options not intended to be incentive stock options, an Option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee or his conservator or other legal representative.

     (g) Limit on Option Grants. In no event may any single Optionee receive Option grants for more than 500,000 shares of Common Stock in the aggregate under this Plan.

 7. EXPIRATION AND TERMINATION

     (a) Expiration of Option. Each Option and all rights and obligations thereunder shall, subject to the provisions of Section 9, expire on a date to be determined by the Committee and set forth in the option agreement, such date, however, in no event to be later than ten (10) years from the date an Option is granted.

     (b) Termination of Option. Each Option and all rights and obligations thereunder shall, subject to the provisions of Section 9, terminate upon the occurrence of such events as determined by the Committee and set forth in the option agreement.

 8. EXERCISE OF OPTIONS

     (a) The Purchase Price shall be paid in full when the Option is exercised. The Purchase Price may be paid in whole or in part in (i) cash, (ii) whole shares of Common Stock owned by Optionee pursuant to Section 8(b) or (iii) a combination thereof. Further, to the extent authorized by the Committee, the Purchase Price may also be paid in whole or in part by an election pursuant to
Section 8(c).

     (b) If shares of Common Stock owned by Optionee are used to pay the Purchase Price, such shares shall be evidenced by negotiable certificates or, if authorized by the Committee, by an attestation signed by Optionee, valued at the Formula Price in effect on the date of exercise; provided, however, that unless an exception is granted by the Secretary of this Corporation, shares of Common Stock of the Company acquired through the exercise of a stock option must have been owned by the Optionee for at least six months before such shares of Common Stock may be used to pay the Purchase Price.

     (c) The Committee may permit the Purchase Price to be paid by an election authorizing the withholding of a number of shares, valued at the Formula Price in effect on the date of exercise of the Option, equal in value to the Purchase Price from the shares to be issued upon the exercise of the Option.

     (d) The Company or any Subsidiary shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state or local tax law to be withheld with respect to the exercise of an Option but, in the alternative, may require the Optionee or other person exercising the Option to pay, or the Optionee or such other persons may pay, such sums to the employer corporation at the time of such exercise. The Committee shall have the authority in its discretion to allow withholding on exercise of an Option to be satisfied by withholding from the shares to be issued upon the exercise of the Option a number of shares, valued at the Formula Price in effect on the date of exercise of the Option, equal in value to the withholding requirement.

     (e) An Optionee shall have no rights as a shareholder of the Company with respect to any shares for which his or her Option is exercisable until the date of exercise of such Option and the issuance of a stock certificate for such shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Each Optionee may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to exercise Options following the Optionee's death shall pass. Each designation will revoke any prior designations by the same Optionee, shall be on a form prescribed by the Committee, and shall be effective only when filed by the Optionee in writing with the Committee during the lifetime of the Optionee. In the absence of any such designation, the right to exercise any unexercised Options following the death of the Optionee shall pass to the person or persons to whom the Optionee's rights under the Option pass by will or by the applicable laws of descent and distribution.

 9. CHANGE IN CONTROL

     Notwithstanding any provision of Section 7 above or any option agreement to the contrary but subject to the provisions of Section 4(c) above, the Committee may designate, either at or after the date of grant, that any Option granted pursuant to the Plan shall, in the case of a Change In Control (as hereinafter defined) of the Company, become fully exercisable as to all shares of Common Stock to which it relates from and after the date of such Change In Control. For purposes of this Section 9, the term "Change in Control" shall be deemed to occur upon any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company or any Subsidiary, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 25% of the Common Stock of the Company outstanding at such time, without the prior approval of the Board. If the provisions of this Section 9 are limited by the $100,000 limit of Section 4(c) above, the acceleration of exercisability provided under this Section 9 shall be first applied to those incentive stock options having the lowest Exercise Price. Any remaining Options which would have become exercisable but for the $100,000 limit shall become exercisable on the first date on which they may become exercisable without exceeding the $100,000 limit.

10. LOANS

     The Company may, but shall not be obligated to, provide to any Optionee a loan or guarantee on behalf of any Optionee a loan to facilitate the exercise of Options on such terms and conditions as agreed to by the Committee.

11. CAPITAL ADJUSTMENTS

     The aggregate number of shares of the Company's Common Stock subject to this Plan, the maximum number of shares as to which Options may be granted to any one Optionee hereunder, and the number of shares and the Exercise Price shall be appropriately adjusted, as determined by the Committee in its discretion, for any increase or decrease in the number of shares of Common Stock which the Company has issued resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization, or otherwise.

12. LIMITATION OF IMPLIED RIGHTS

     (a) Neither an Optionee nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company, including, without limitation, any specific funds, assets, or other property which the Company in its sole discretion, may set aside in anticipation of a liability under the Plan. An Optionee shall have only a contractual right to the Common Stock, if any, issuable under the Plan, unsecured by any assets of the Company.

     (b) An Employee/Optionee's employment with the Company or a Subsidiary is not for any specified term and may be terminated by such Employee/Optionee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan or in any option agreement pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

13. GOVERNMENT AND STOCK EXCHANGE REGULATIONS

     The Company shall not be required to issue any shares upon the exercise of any Option unless and until the Company has fully complied with any then applicable requirements by the Securities and Exchange Commission, the California Corporations Commissioner, or other regulatory agencies having jurisdiction, and of any exchanges upon which Common Stock of the Company may be listed.

     Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933 or a similar statute (the "Act") relating to the stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, or if the rules or interpretations of the Securities and Exchange Commission so require, the stock may be issued only if the holder represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to distribution thereof.

14. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

     The Board or the Operating Committee of the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board or the Operating Committee may deem advisable in order that Options granted thereunder shall conform to any change in the law, or in any other respect which the Board or the Operating Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of the stockholders, (i) increase the maximum number of shares for which Options may be granted under the Plan (in the aggregate or to any single individual), except as specified in Section 11, (ii) materially increase the benefits accruing to any holder of an incentive stock option, or (iii) materially modify the eligibility requirements to receive an incentive stock option

15. NO IMPLIED RIGHTS OR OBLIGATIONS

     The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Optionees or others claiming entitlements under the Plan or any obligations on the part of the Company, any Subsidiary or the Committee, except as expressly provided herein.

16. EMPLOYEES BASED OUTSIDE OF THE UNITED STATES

     Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws or regulations in other countries in which the Company and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Options granted to employees who are employed outside the United States and (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

17. EFFECTIVE DATE

     The effective date of the Plan shall be July 10, 1998.

18. TERMINATION DATE

     Unless the Plan shall have been previously terminated by the Board or the Operating Committee of the Board, the Plan shall terminate on July 31, 2000, except as to Options theretofore granted and outstanding under the Plan at that date, and no Option shall be granted after that date.

19. GOVERNING LAW

     The Plan and all option agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                        ANNEX II

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

 1. PURPOSE.

     Science Applications International Corporation (the "Company") hereby establishes the Science Applications International Corporation 1998 Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to secure for the Company and its stockholders the benefits inherent in the ownership of capital stock of the Company by employees of the Company and its subsidiaries. The Plan is intended to provide to all eligible employees of the Company and designated subsidiaries an opportunity to purchase shares of Class A Common Stock through payroll deductions. The Plan encompasses two components. One component constitutes a plan designed to comply with Section 423(b) of the Code ("423 Component"), such that the shares purchased thereunder will qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code. The second component, which shall apply to employees of Subsidiaries which do not fall within the definition of "subsidiary corporation" in Section 424(f) of the Code, constitutes a plan ("non-423 Component") which provides for the purchase of shares which do not qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code.

 2. DEFINITIONS.

     (a) "Agent" shall mean the Agent for the Plan and shall be either the Company or its designee.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Company's Employee Stock Purchase Committee responsible for administering the Plan.

     (e) "Company Percent" shall mean the percent of the purchase price contributed by the Company pursuant to the provisions of Section 11. The Company Percent shall be from zero percent (0%) to fifteen percent (15%) and shall initially be ten percent (10%) until changed by the Committee.

     (f) "Formula Price" shall mean the formula price as defined in the Company's Restated Certificate of Incorporation.

     (g) "Limited Market" shall mean the limited secondary market maintained by Bull, Inc., a wholly-owned subsidiary of the Company.

     (h) "Participant Percent" shall mean the difference between one hundred percent and the Company Percent.

     (i) "Plan Year" shall mean February 1 through January 31 of each year.

     (j) "Subsidiary" as used in the non-423 Component of the Plan means any entity in which the company has an equity ownership interest. For purposes of the 423 Component of the Plan, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in such chain, owns at least fifty percent (50%) of the total voting power in one of the other corporations in such chain.

 3. STOCK SUBJECT TO THE PLAN.

     The capital stock which may be purchased under the Plan is the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, which may be either authorized and unissued shares or issued shares. The Common Stock purchased by the Agent for employee stock purchase accounts under the Plan shall be subject to the terms, conditions and restrictions as set forth in the Plan, as well as restrictions set forth in the Company's Restated Certificate of Incorporation. The number of shares of Common Stock for issuance under the Plan shall be equal to the sum of the following: (a) 1,500,000 shares of Common Stock and (b) the number of shares of Common Stock available for issuance under the 1995 Employee Stock Purchase Plan as of the Effective Date, following which date no further shares will be offered or sold under the 1995 Employee Stock Purchase Plan.

 4. ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. The Committee shall have the number of members as determined by the Board with a minimum of two members. The members of the Committee shall be appointed by and serve at the discretion of the Board. Each such Committee member shall be a stockholder of the Company and may be a director. Vacancies occurring in the membership of the Committee shall be filled by appointment of the Board.

     (b) Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

          (i) to determine and change from time to time the Company Percent;

          (ii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (iii) to prescribe forms for carrying out the provisions and purposes of the Plan;

          (iv) to interpret the Plan; and

          (v) to make all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations.

     (c) In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith shall be binding and conclusive on participating employees and other persons claiming entitlements under the Plan. In no event shall a Committee determination with respect to a particular employee or provision of the Plan be binding with respect to any other employee (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith.

     (d) A majority of the Committee shall constitute a quorum. The acts of the majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

 5. ELIGIBILITY.

     (a) Subject to the terms, provisions and conditions of the Plan, each employee of the Company or of a participating Subsidiary of the Company shall be eligible to participate in the Plan except for an employee who owns capital stock having five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries. The Subsidiaries whose employees may participate in the 423 Component of the Plan shall be designated from time to time by the Committee. The Committee may also impose additional eligibility requirements consistent with Section 423(b) of the Code. The Committee's determination of the status of an individual as an employee eligible to participate in the Plan for a particular purchase date or period shall be final, binding and conclusive, regardless of an subsequent reclassification or change in status.

     (b) The Subsidiaries whose employees may participate in the non-423 Component of the Plan shall be designated from time to time by the Committee. The Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and terms and conditions of, participation in the Plan by employees of such Subsidiaries and to establish subplans, which need not qualify under Section 423 of the Code, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable by the Committee. Participation in the Plan by employees of such Subsidiaries and the offer and purchase of Common Stock by such employees shall not be considered part of, or pursuant to, a Code Section 423 plan.

     (c) An employee shall cease to be eligible to participate in the Plan (i) upon termination of employment with the Company or a Subsidiary thereof, whether by death, total disability, retirement or otherwise, (ii) upon a change in employment status to Leave of Absence pursuant to the terms of the Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence," unless the participant is on Medical Leave (as hereinafter defined), or (iii) upon transfer to a Subsidiary of the Company which has not been designated by the Committee as eligible for participation. An employee shall again become eligible to participate in the Plan as of the date of such person's re-employment by the Company or by a participating Subsidiary. For purposes of this Section 5(c), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91) consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for the employee to return to work or until the termination of employment.

     (d) No employee shall be entitled to purchase shares of Common Stock with a fair market value (measured as of its purchase date) of more than twenty-five thousand dollars ($25,000.00) in any calendar year pursuant to the Plan and any other "employee stock purchase plan" (as such term is defined in Section 423(b) of the Code and regulations issued thereunder) of the Company or any of its Subsidiaries, or at any other rate of purchase that exceeds the rate allowed for plans qualifying under Section 423(b) of the Code.

 6. PARTICIPATION IN THE PLAN.

     (a) An eligible employee may enter the Plan at any time prior to its termination by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the Committee may prescribe or permit electronic enrollment procedures. The employee's payroll deduction authorization shall authorize regular payroll deductions from the employee's compensation.

     (b) The participating employee's payroll deduction authorization shall also designate the Company or the Company's designee to be Agent for participating employees with respect to all stock certificates for shares purchased under the Plan. All such stock certificates representing shares purchased for such participating employees shall be delivered to and held by the Agent. Prior to any record date established by the Company for any vote of its stockholders, the Agent shall distribute to each participant a stock certificate representing all shares purchased under the Plan and not yet distributed to the participant. Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

     (c) A participating employee suffering from financial hardship shall be eligible to apply to the Committee for an early distribution of such employee's interest in the Plan. The decision for an early distribution based upon financial hardship shall be at the sole discretion of the Committee. As soon as practicable after the approval of an early distribution to an employee based upon financial hardship, the Agent shall distribute to the employee all cash credited to his or her stock purchase account and shall release all shares credited to his or her stock purchase account.

 7. PAYROLL DEDUCTIONS.

     (a) Payroll deductions for employees shall be in an amount specified by the employee in his or her payroll deduction authorization, but not less than three percent (3%) nor more than ten percent (10%) of his or her compensation, expressed as a whole percentage of such compensation. Compensation as used herein shall be as defined by the Committee; provided, however, it shall include the regular wages, salary or commissions paid to the employee. Payroll deductions shall be credited to the stock purchase account to be maintained for each participating employee.

     (b) A participating employee may at any time increase or decrease the amount of his or her payroll deduction (within the minimum and maximum limits provided for in Section 7(a) above) by delivering or providing a new payroll deduction authorization in the manner prescribed by the Committee. The change shall become effective as soon as practicable after delivery or provision of the payroll deduction authorization.

 8. STOCK PURCHASE ACCOUNTS.

     (a) Amounts credited to a participating employee's stock purchase account may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by a participating employee other than by will or the laws of descent and distribution and any attempt to do so shall be null and void and without effect.

     (b) No interest will be paid on the amounts credited to a participating employee's stock purchase account, unless required by applicable law.

 9. PURCHASE PRICE OF SHARES.

     Unless otherwise determined by the Board of Directors, the purchase price of each share of Common Stock purchased under the Plan shall be the "Formula Price" in effect as of the date of purchase.

10. PURCHASE OF SHARES.

     (a) Shares will be purchased by the Agent in the Limited Market or shares will be issued by the Company from the remaining balance of those shares reserved for issuance under Section 3 of the Plan.

     (b) Stock purchases shall be made on predetermined purchase dates established by the Committee which may coincide with the dates that trades are conducted for the Limited Market by Bull, Inc. If on any purchase date a participating employee has sufficient funds credited to his or her stock purchase account to pay the Participant Percent of the purchase price of one or more whole shares of Common Stock, the Agent shall then purchase such number of shares at the applicable price per share. The employee's stock purchase account thereupon shall be charged with the Participant Percent of the purchase price of such shares. Only whole shares may be purchased. Any balance remaining in the participating employee's stock purchase account will remain in such stock purchase account and be treated as part of the accumulations for the succeeding purchase date.

     (c) With respect to both newly issued shares of Common Stock which are purchased for the account of participating employees under the Plan and shares so purchased on the Limited Market, a stock certificate will be issued in the name of the Agent and held by the Agent in accordance with Section 6 of the Plan. Notwithstanding that such stock certificates are held by the Agent for participating employees, each participant shall have all the rights and privileges of a stockholder with respect to the shares purchased for the participating employee's account, subject to the provisions of Sections 6 and 10(d). Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

     (d) Shares purchased pursuant to the Plan may not be sold, transferred, pledged as collateral or in any way encumbered for so long as the stock certificates are held by the Agent.

11. COMPANY CONTRIBUTIONS.

     The Company shall contribute the Company Percent of the purchase price of each share of Common Stock purchased under the Plan. On each purchase date, the Company will, through the Agent and under the direction of the Committee, pay the Company Percent of the purchase price of each share purchased by the Agent, whether purchased in the Limited Market or as a newly issued share. No contribution shall be made by the Company into an employee's stock purchase account.

12. TERMINATION OF PARTICIPATION AND RE-ENTRY.

     (a) An employee may terminate participation in the Plan at any time by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the

Committee may prescribe or permit electronic procedures for such changes. Such employee's participation in the Plan shall terminate as soon as practicable upon receipt of the payroll deduction authorization by the Company. An employee who terminates participation in the Plan pursuant to this Section 12(a) shall not be eligible to reenter the Plan until the first business day of the following Plan Year.

     (b) In the event that a participating employee ceases to be eligible to participate in the Plan as described in Section 5(c) or terminates participation in the Plan or the Plan terminates or is terminated, any cash credited to such employee's stock purchase account will be distributed to the participating employee, or in the event of the death of the participating employee, to his or her estate. Any shares held by the Agent for an employee whose employment with the Company or a Subsidiary thereof is terminated will be released by the Agent to the employee for repurchase by the Company pursuant to the provisions of Article Fourth of the Company's Restated Certificate of Incorporation or pursuant to the provisions of any applicable agreement.

13. GOVERNMENT AND STOCK EXCHANGE REGULATIONS.

     The Company shall not be required to sell or deliver any shares of Common Stock under the Plan unless and until the Company has fully complied with any then applicable requirements of the Securities and Exchange Commission, state securities commissions, or other regulatory agencies having jurisdiction, and of any exchanges upon which Common Stock of the Company may be listed. The Company shall not be obligated to obtain any required licenses or to register any Common Stock to permit purchases of Common Stock under the Plan.

14. APPLICATION OF FUNDS.

     All funds received by the Company under the Plan as a result of the sale of newly issued shares of Common Stock under the Plan may be used for any corporate purpose.

15. RECAPITALIZATION.

     In the event any change, such as a stock split, reverse stock split or stock dividend, is made in the Company's capitalization which results in an adjustment in the number of shares of capital stock outstanding without receipt of consideration by the Company, appropriate adjustment, as determined by the Committee in its discretion, shall be made in the number of shares reserved for issuance as provided in Section 3 of the Plan and in the number of shares allocated to an employee under the Plan.

16. WITHHOLDING.

     The Company shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, foreign or local law with respect to the purchase or disposition of shares of Common Stock under the Plan, including, without limitation, payroll withholding or withholding from proceeds of a disposition of shares of Common Stock acquired under the Plan.

17. NO EMPLOYMENT OBLIGATION

     An employee's employment with the Company or a Subsidiary is not for any specified term and may be terminated by such employee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan shall confer upon any employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

18. AMENDMENT OF THE PLAN.

     The Board of Directors or Operating Committee of the Board of Directors of the Company may at any time suspend or terminate the Plan and may at any time or from time to time amend the Plan in such respects as the Board or the Operating Committee may deem advisable in order that the Plan shall conform to any change in the law, or in any other respect which the Board or the Operating Committee may deem to be in the best interest of the Company; provided, however, no such amendment of the Plan shall, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of stockholders, (a) increase the maximum number of shares available for purchase under the Plan, except as provided in Section 15 or (b) deny a participating employee the right to withdraw from the Plan and obtain the balance of any monies held in the participating employee's stock purchase account.

19. NO IMPLIED RIGHTS OR OBLIGATIONS

     The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in participating employees or others claiming entitlements under the Plan or any obligations on the part of the Company, any Subsidiary, the Agent or the Committee, except as expressly provided herein.

20. EMPLOYEES BASED OUTSIDE OF THE UNITED STATES

     Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws or regulations in other countries in which the Company or a participating Subsidiary operates or has employees, the Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and terms and conditions of, participation in the Plan by employees employed outside the United States and to establish subplans, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable.

21. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     (a) The Effective Date of the Plan shall be July 10, 1998.

     (b) Unless the Plan shall have been previously terminated by the Board, the Plan shall terminate on July 31, 2001. In any case, termination shall be deemed to be effective as of the close of business on the day of termination.

22. GOVERNING LAW

     The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                          [LOGO]

   VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 10, 1998 THIS VOTING INSTRUCTION CARD IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF
                       PROXIES BY THE BOARD OF DIRECTORS.

   The undersigned hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, under the Cash or Deferred Arrangement, Employee Stock Retirement Plan ("ESRP") and Profit Sharing Retirement Plan of Science Applications International Corporation (the "Company"), the Savings and Security Plan and the Savings Plan for Salaried Employees of Bell Communications Research, Inc., a wholly-owned subsidiary of the Company, and the Retirement Savings Plan of Syntonic Technology, Inc., doing business as TransCore, a wholly-owned subsidiary of the Company (collectively, the "Plans"), to vote all of the shares of Class A Common Stock and/or Class B Common Stock held for the undersigned's account in each of the Plans at the Annual Meeting of Stockholders of the Company to be held in the Grand Ballroom of the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, on Friday, July 10, 1998 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows.

   The shares of Class A Common Stock and/or Class B Common Stock to which this voting instruction card relates will be voted as directed. If this card is signed and returned but no instructions are indicated with respect to a particular item, the vote of such shares as to any such item will be deemed to have been instructed to vote, and such shares will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposals 2, 3 and 4 and, in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. All allocated shares of Class A Common Stock and/or Class B Common Stock held in the Plans as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a plan-by-plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. This voting instruction card, if properly executed and delivered, will revoke all prior voting instruction cards.

                                  RETURN BOTTOM PORTION ONLY
                                         (DETACH HERE)

   1. Election of seven Class II Directors.

         FOR all nominees listed below (EXCEPT as marked to the contrary below)

          INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name and your votes will be distributed among the remaining nominee(s).

               D.W. DORMAN, B.R. INMAN, E.A. STRAKER, M.E. TROUT,

                  J.H. WARNER, JR., J.B. WIESLER AND A.T. YOUNG

            WITHHOLD AUTHORITY to vote for ALL nominees listed above.

   2. Proposal to approve the 1998 Stock Option Plan.

                           FOR               AGAINST             ABSTAIN

   3. Proposal to approve the 1998 Employee Stock Purchase Plan.
                           FOR               AGAINST             ABSTAIN


   4. Proposal to approve the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1999.

                           FOR               AGAINST             ABSTAIN

   5. In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

- - - - - - -                                                      - - - - - - -
(FOLD HERE)                                                          (FOLD HERE)

   PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE. IN ORDER TO BE COUNTED, VOTING INSTRUCTION CARDS MUST BE RECEIVED BY THE PROXY COUNTER BY JULY 6, 1998.

                                          Dated __________________________, 1998

     _                         _         -------------------------------------
    |                           |                       Signature

      XXXXXXXXXXXXXXXXXXXXXXXX       Please sign EXACTLY as name or names appear
      XXXXXXXXXXXXXXXXXXXXXXXX       hereon. When signing as attorney, executor,
      XXXXXXXXXXXXXXXXXXXXXXXX       trustee, administrator or guardian, please
                                     give your full title.
    |_                         _|

PROXY NUMBER: XXXXX  XXX.XXX  "A" SHARES                     XXX.XXX  "B" SHARES

                                                                          [LOGO]

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 10, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints J.R. BEYSTER, J.D. HEIPT and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Common Stock and/or Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held in the Grand Ballroom of the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, on Friday, July 10, 1998 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as indicated below.

   This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, the shares represented by this proxy will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposals 2, 3 and 4, and in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

                           RETURN BOTTOM PORTION ONLY
                                  (DETACH HERE)

   1. Election of seven Class II Directors.

      [ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)

          INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name and your votes will be distributed among the remaining nominee(s).

                   D.W. DORMAN, B.R. INMAN, E.A. STRAKER, M.E. TROUT,

                   J.H. WARNER, JR., J.B. WIESLER AND A.T. YOUNG

      [ ] WITHHOLD AUTHORITY to vote for ALL nominees listed above.

   2.     Proposal to approve the 1998 Stock Option Plan.

                        [ ]  FOR           [ ]   AGAINST          [ ]  ABSTAIN

   3.     Proposal to approve the 1998 Employee Stock Purchase Plan.

                        [ ]  FOR           [ ]   AGAINST          [ ]  ABSTAIN

   4. Proposal to approve the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1999.

                        [ ]  FOR           [ ]   AGAINST          [ ]  ABSTAIN

   5. In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

(FOLD HERE)                                                          (FOLD HERE)
- - - - - - -                                                      - - - - - - -

PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                                          Dated __________________________, 1998

                                         -------------------------------------
                                                        Signature

     _                         _         -------------------------------------
    |                           |                       Signature

      XXXXXXXXXXXXXXXXXXXXXXXX       Please sign EXACTLY as name or names appear
      XXXXXXXXXXXXXXXXXXXXXXXX       hereon. When signing as attorney, executor,
      XXXXXXXXXXXXXXXXXXXXXXXX       trustee, administrator or guardian, please
                                     give your full title.
    |_                         _|



PROXY NUMBER:  XXXXXXXX.XXX         "A" SHARESXXX.XXX                "B" SHARES